EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of

December 29, 2014

by and between

LCNB CORP.

and

BNB BANCORP, INC.

7326497

EXECUTION COPY

TABLE OF CONTENTS

Page

ARTICLE I – CERTAIN DEFINITIONS

1

1.01

Certain Definitions

1

ARTICLE II – THE MERGER

7

2.01

The Parent Merger

7

2.02

The Subsidiary Merger

8

2.03

Effectiveness of Parent Merger

8

2.04

Effective Date and Effective Time

8

ARTICLE III – MERGER CONSIDERATION

9

3.01

Merger Consideration

9

3.02

Rights as Shareholders; Share Transfers

9

3.03

Exchange and Payment Procedures

10

3.04

Dissenting Shares

12

ARTICLE IV – ACTIONS PENDING CONSUMMATION OF MERGER

12

4.01

Forbearances of BNB

12

ARTICLE V – REPRESENTATIONS AND WARRANTIES

16

5.01

Disclosure Schedules

16

5.02

Standard

16

5.03

Representations and Warranties of BNB

16

5.04

Representations and Warranties of LCNB

31

ARTICLE VI – COVENANTS

35

6.01

Reasonable Best Efforts

35

6.02

Shareholder Approval

35

6.03

Registration Statement; Proxy Statement/Prospectus

36

6.04

Press Releases

36

6.05

Access; Information

36

6.06

Acquisition Proposals; Break Up Fee

37

6.07

Takeover Laws

38

6.08

Certain Policies

38

6.09

Regulatory Applications

38

6.10

Employment Matters; Employee Benefits

39

6.11

Notification of Certain Matters

40

6.12

No Breaches of Representations and Warranties

40

6.13

Consents

40

6.14

Insurance Coverage

40

6.15

Correction of Information

40

6.16

Confidentiality

41

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6.17

Regulatory Matters

41

6.18

Indemnification

41

6.19

Environmental Assessments

42

6.20

NASDAQ Listing

42

6.21

Tax Treatment

42

6.22

Financial Statements Audit

42

ARTICLE VII - CONDITIONS TO EFFECT THE MERGER; CLOSING

42

7.01

Conditions to Each Party’s Obligation to Effect the Merger

42

7.02

Conditions to Obligation of BNB

43

7.03

Conditions to Obligation of LCNB

43

7.04

Closing

44

ARTICLE VIII – TERMINATION

45

8.01

Termination

45

8.02

Effect of Termination and Abandonment; Enforcement of Agreement

46

ARTICLE IX – MISCELLANEOUS

47

9.01

Survival

47

9.02

Waiver; Amendment

47

9.03

Counterparts

47

9.04

Governing Law

47

9.05

Expenses

47

9.06

Notices

47

9.07

Entire Understanding; No Third Party Beneficiaries

48

9.08

Interpretation; Effect

48

9.09

Waiver of Jury Trial

48

9.10

Successors and Assigns; Assignment

48

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 29, 2014 (hereinafter referred to as this “Agreement”), by and between LCNB CORP., an Ohio corporation (hereinafter referred to as “LCNB”), and BNB BANCORP, INC., an Ohio corporation (hereinafter referred to as “BNB”).

RECITALS

WHEREAS, LCNB is a registered financial holding company and owns all of the outstanding shares of LCNB National Bank, a national bank (hereinafter referred to as “Bank”);

WHEREAS, BNB is a registered bank holding company and owns all of the outstanding shares of Brookville National Bank, a national bank (hereinafter referred to as “BNB Bank”);

WHEREAS, the Boards of Directors of LCNB and BNB believe that the merger of BNB with and into LCNB, followed by the merger of BNB Bank with and into Bank, each in accordance with the terms and subject to the conditions of this Agreement, would be in the best interests of the shareholders of LCNB and BNB;

WHEREAS, the Boards of Directors of LCNB and BNB have each approved this Agreement and the transactions contemplated hereby; and

WHEREAS, the parties intend this merger to qualify as a “tax-free reorganization” under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, LCNB and BNB, intending to be legally bound, hereby agree as follows:

ARTICLE I

Certain Definitions

1.01

Certain Definitions.  The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.06(a).

“Affiliate” or “Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Aggregate Consideration” has the meaning set forth in Section 3.01(b)(i).

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

“Agreement to Merge” has the meaning set forth in Section 2.02.

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“Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Audit” has the meaning set forth in Section 6.22.

“Bank” has the meaning set forth in the Recitals to this Agreement.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“BNB” has the meaning set forth in the preamble to this Agreement.

“BNB Articles” means the Articles of Incorporation of BNB, as amended.

“BNB Bank” has the meaning set forth in the Recitals to this Agreement.

“BNB Bank’s Territory” means, for purposes of this Agreement, the geographic area comprising the Montgomery, Preble, Darke, Clark, Greene, Warren, Butler and Miami Counties in Ohio.

“BNB Board” means the Board of Directors of BNB.

“BNB Common Shares” means the shares of common stock, without par value, of BNB.

“BNB’s Financial Statements” has the meaning set forth in Section 5.03(g)(i).

“BNB Group” has the meaning set forth in Section 5.03(q)(vii).

“BNB Meeting” has the meaning set forth in Section 6.02.

“BNB Regulations” means the regulations of BNB, as amended.

“BNB Shareholder Adoption” has the meaning set forth in Section 5.03(d).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” has the meaning set forth in the Recitals.

“Compensation and Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

“Consultants” has the meaning set forth in Section 5.03(m)(i).

“D&O Policy” has the meaning set forth in Section 6.18(b).

“Determination Date” has the meaning set forth in Section 8.01(f).

“Directors” has the meaning set forth in Section 5.03(m)(i).

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“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” means any BNB Common Shares held by a holder who properly demands and perfects dissenters’ rights with respect to such shares in accordance with applicable provisions of the OGCL.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.04.

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“ERISA Affiliate Plan” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.03(a).

“Exchange Fund” has the meaning set forth in Section 3.03(b).

“Exchange Ratio” shall mean 2.005.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Index Price” has the meaning set forth in Section 8.01(f).

“FRB” means the Board of Governors of the Federal Reserve System.

“Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, any Regulatory Authority).

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“Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

“Index” has the meaning set forth in Section 8.01(f).

“Index Ratio” has the meaning set forth in Section 8.01(f).

“Information” has the meaning set forth in Section 6.16.

“Initial Index Price has the meaning set forth in Section 8.01(f).

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to LCNB, the Knowledge of any officer of LCNB with the title of Chairman, Chief Executive Officer, President or Chief Financial Officer, and, with respect to BNB, the Knowledge of any officer of BNB with the title of Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Bank Secrecy Act Officer, Chief Lending Officer, Compliance Officer or Vice President.  An officer of LCNB or BNB shall be deemed to have “Knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

“LCNB” has the meaning set forth in the preamble to this Agreement.

“LCNB Articles” means the Articles of Incorporation of LCNB, as amended.

“LCNB Board” means the Board of Directors of LCNB.

“LCNB Common Shares” means shares of common stock, without par value, of LCNB.

“LCNB Market Price” has the meaning set forth in Section 8.01(f).

“LCNB Market Value” has the meaning set forth in Section 8.01(f).

“LCNB Regulations” means the regulations of LCNB, as amended.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

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“Material Adverse Effect” means, with respect to LCNB or BNB, as the context may require, any effect that (i) is or is reasonably likely to (A) be material and adverse to the financial position, results of operations or business of LCNB and its Subsidiaries, taken as a whole, or (B) be material and adverse to the financial position, results of operations or business of BNB and BNB Bank, taken as a whole, that would in aggregate result or likely result in a reduction in the consolidated tangible net worth of BNB and BNB Bank, as measured as of September 30, 2014, by more than 5%, or (ii) would materially impair the ability of either LCNB or BNB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (b) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein;  (c) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof; (d) changes in policies and procedures of BNB taken pursuant to Section 6.08 of this Agreement; or (e) acts of war, sabotage or terrorism, military actions or the escalation thereof;

“Material Contracts” has the meaning set forth in Section 5.03(k)(ii).

“Merger” collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

“Merger Consideration” means the Per Share Cash Consideration and the Per Share Stock Consideration.

“OCC” means the Office of the Comptroller of the Currency.

“OGCL” means the Ohio General Corporation Law.

“Old Certificates” has the meaning set forth in Section 3.03(c)(i).

“OSS” means the Office of the Secretary of State of the State of Ohio.

“Parent Merger” has the meaning set forth in Section 2.01(a).

“Parking Space Lease” means that certain Agreement of Lease dated September 28, 2006, by and between BNB Bank and Bible Baptist Fellowship Inc.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Per Share Cash Consideration” has the meaning set forth in Section 3.01(a)(ii).

“Per Share Stock Consideration” has the meaning set forth in Section 3.01(a)(i).

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“Person” means any individual, financial institution, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

“Previously Disclosed” by a party shall mean information set forth in its Disclosure Schedule.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.03(a).

“Registration Statement” means the Registration Statement on Form S-4 pursuant to the Securities Act filed by LCNB to register with the SEC the LCNB Common Shares that makes up a portion of the Merger Consideration, which also will include BNB’s proxy statement seeking the approval of its shareholders of the transactions contemplated by this Agreement.

“Regulatory Authorities” has the meaning set forth in Section 5.03(i)(i).

“Regulatory Orders” has the meaning set forth in Section 5.03(i)(i).

“Related Parties” has the meaning set forth in Section 5.03(cc).

“Related Party Agreements” has the meaning set forth in 5.03(cc).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

“Resulting Bank” has the meaning set forth in Section 2.02.

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 5.04(g)(ii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” has the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

“Subsidiary Merger” has the meaning set forth in Section 2.02.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

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“Takeover Laws” has the meaning set forth in Section 5.03(o).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment and all other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items.

“Tax Returns” means any return, amended return, statement, form, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof.

“Treasury” means the United States Department of Treasury.

“Treasury Shares” means BNB Common Shares held by BNB or BNB Bank other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

ARTICLE II

The Merger

2.01

The Parent Merger.

(a)

The Parent Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, BNB shall merge with and into LCNB (the “Parent Merger”), LCNB shall survive the Parent Merger and continue to exist as an Ohio corporation (LCNB, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of BNB shall cease.  At the Effective Time:

(i)

The LCNB Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the OGCL;

(ii)

The LCNB Regulations, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with the OGCL; and

(iii)

Each individual serving as a director of LCNB immediately prior to the Effective Time shall remain a director of the Surviving Corporation for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the LCNB Articles and the LCNB Regulations or as otherwise provided by the OGCL or until his or her

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earlier death, resignation or removal in the manner provided in the LCNB Articles or the LCNB Regulations or as otherwise provided by the OGCL.

(b)

Option to Change Method of Merger.  LCNB may at any time prior to the Effective Time change the method of effecting the Parent Merger and/or the Subsidiary Merger (including, without limitation, changing the provisions of this Article II), if and to the extent LCNB deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall:

(i)

Alter or change the amount or kind of consideration to which the holders of BNB Common Shares are entitled in accordance with the terms and subject to the conditions of this Agreement;

(ii)

Materially impede or delay consummation of the transactions contemplated by this Agreement; or

(iii)

Cause the Merger to fail to qualify as a “reorganization” under Code Section 368(a)(1)(A) of the Code.

BNB, if requested by LCNB, shall enter into one or more amendments to this Agreement in order to effect any such change.

2.02

The Subsidiary Merger.  At the time specified by Bank in its certificate of merger filed with the OCC (which shall not be earlier than the Effective Time), BNB Bank shall merge with and into Bank (the “Subsidiary Merger”) pursuant to an agreement to merge (the “Agreement to Merge”) to be executed by BNB Bank and Bank and filed with the OCC.  Upon the consummation of the Subsidiary Merger, the separate corporate existence of BNB Bank shall cease and Bank shall survive the Subsidiary Merger and continue to exist as a national bank (Bank, as the resulting bank in the Subsidiary Merger, is sometimes referred to herein as the “Resulting Bank”) and the separate corporate existence of BNB Bank shall cease.  The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the “Merger”.

2.03

Effectiveness of Parent Merger.  Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Parent Merger shall become effective upon the later to occur of the following:  (a) the filing of the certificate of merger with the OSS; or (b) such later date and time as may be set forth in such certificate of merger.  The Parent Merger shall have the effects prescribed in the OGCL.

2.04

Effective Date and Effective Time.  Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, LCNB and BNB shall cause the effective date of the Parent Merger (the “Effective Date”) to occur as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that the Effective Date shall not fall after the date specified in Section 8.01(c) or after the date or dates on which any Regulatory Authority

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approval or any extension thereof expires.  The time on the Effective Date when the Parent Merger shall become effective is referred to herein as the “Effective Time”.

ARTICLE III

Merger Consideration.

3.01

Merger Consideration.

At the Effective Time, by virtue of the Parent Merger and without any action on the part of the holder thereof:

(a)

Conversion of BNB Common Shares.  Subject to Sections 3.03 and 3.04, each BNB Common Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, the following:

(i)

a number of LCNB Common Shares equal to the Exchange Ratio (the “Per Share Stock Consideration”); and

(ii)

cash in the amount of $15.75 (the “Per Share Cash Consideration”).

(b)

Aggregate Consideration.

(i)

The “Aggregate Consideration” shall mean the Aggregate Cash Consideration plus the Aggregate Stock Consideration.  The Aggregate Consideration for purposes of this Agreement shall be $12,574,170, based on an agreed purchase price of $45.00 multiplied by 279,426 shares of BNB Common Shares.

(ii)

If the number of BNB Common Shares issued and outstanding immediately prior to the Effective Time exceeds the number of BNB Common Shares issued and outstanding as of the date hereof, the Aggregate Consideration will not be adjusted as a result of such excess, though appropriate adjustments will be made to the Per Share Stock Consideration and the Per Share Cash Consideration.

(c)

Treasury Shares.  All Treasury Shares shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.02

Rights as Shareholders; Share Transfers.  At the Effective Time, holders of BNB Common Shares shall cease to be, and shall have no rights as, shareholders of BNB, other than (a) to receive any dividend or other distribution with respect to such BNB Common Shares with a record date occurring prior to the Effective Time, (b) to receive the Merger Consideration, or (c) dissenting shareholder rights in the case of Dissenting Shares.  After the Effective Time, there shall be no transfers on the stock transfer books of BNB or the Surviving Corporation of any BNB Common Shares.

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3.03

Exchange and Payment Procedures.

(a)

Exchange Agent.  Computershare Limited will act as agent (the “Exchange Agent”) for purposes of conducting the exchange and payment procedures as described in this Section 3.03.

(b)

Exchange Fund.  At or prior to the Effective Time, LCNB shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Article III, (i) certificates representing LCNB Common Shares, and (ii) cash in an aggregate amount sufficient to make the appropriate payments (A) of the Per Share Cash Consideration and (B) in lieu of fractional shares pursuant to Section 3.03(e) (such cash, together with any dividends or distributions with a record date occurring on or after the Effective Time with respect thereto without any interest on any such cash, dividends or distributions, being hereinafter referred to as the “Exchange Fund”) to be paid pursuant to this Article III in exchange for issued and outstanding BNB Common Shares.  Promptly after the Effective Time, the Exchange Agent shall distribute LCNB Common Shares and make payment of such cash as provided herein.  The Exchange Agent shall not be entitled to vote or to exercise any rights of ownership with respect to the LCNB Common Shares held by it from time to time hereunder, except that it shall receive and hold in trust for the recipients of the LCNB Common Shares until distributed thereto pursuant to the provision of this Agreement all dividends or other distributions paid or distributed with respect to such LCNB Common Shares for the account of the persons entitled thereto.

(c)

Exchange Procedures.

(i)

As promptly as practicable after the Effective Time, LCNB shall instruct the Exchange Agent to mail to each holder of record of an outstanding certificate or certificates which, as of the Effective Time, represented BNB Common Shares (other than Treasury Shares and Dissenting Shares) (“Old Certificates”) (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the shares of Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent, and which shall be in a customary form as directed by LCNB and reasonably acceptable to BNB, and (B) instructions for use in effecting the surrender of the Old Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Old Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, and such other documents as may be required by LCNB or the Exchange Agent, the holders of such Old Certificates shall be entitled to receive the number of whole shares of LCNB Common Shares that such holder has the right to receive pursuant to Section 3.01(a)(i) and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 3.01(a)(ii) (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Sections 3.01 and 3.03, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.02). Old Certificates so surrendered shall forthwith be canceled.  As soon as practicable following receipt of the properly completed letter of transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute LCNB Common Shares and cash as provided herein.  If there is a transfer of ownership of any shares of BNB Common Shares not registered in the transfer records of

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BNB, the Merger Consideration shall be issued to the transferee thereof if the Old Certificates representing such BNB Common Shares are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of LCNB and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(ii)

No dividends or other distributions declared or made after the Effective Time with respect to LCNB Common Shares issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of LCNB Common Shares hereunder until such Person surrenders his, her or its Old Certificates in accordance with this Section 3.03.  Upon the surrender of such Person’s Old Certificates, such Person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of LCNB Common Shares represented by such Person’s Old Certificates.

(d)

Release of Exchange Fund.  Any portion of the Exchange Fund that remains unclaimed by the shareholders of BNB for six months after the Effective Time shall be paid to LCNB.  Any shareholders of BNB who have not theretofore complied with this Article III shall thereafter look only to LCNB for payment of the Merger Consideration.  Notwithstanding the foregoing, neither the Exchange Agent nor LCNB shall be liable to any former holder of BNB Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(e)

No Fractional LCNB Common Shares.

(i)

No certificates or scrip representing fractional LCNB Common Shares shall be issued upon the surrender for exchange of Old Certificates, and such fractional LCNB Common Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

(ii)

Each holder of BNB Common Shares who would otherwise be entitled to receive a fractional LCNB Common Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional LCNB Common Share interest to which such holder (after taking into account all BNB Common Shares held at the Effective time by such holder) would otherwise be entitled by (b) the LCNB Market Price.

(f)

No Liability.  None of LCNB, BNB, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of BNB Common Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of a fractional LCNB Common Share interest, or any dividends or distributions with respect to LCNB Common Shares delivered to a public official if required by any applicable abandoned property, escheat or similar law.

(g)

Lost Certificates. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed in form and substance reasonably acceptable to LCNB

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and, if required by LCNB or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as LCNB or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of BNB Financial Common Shares represented by such Old Certificate.

(h)

Withholding Rights.  LCNB or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of BNB Common Shares such amounts as LCNB or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign tax law (whether national, federal, state, provincial, local or otherwise).  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by LCNB or the LCNB Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the BNB Common Shares.

(j)

Book Entry. All shares of LCNB Common Shares to be issued in the Merger shall be issued in book entry form, without physical certificates; provided that LCNB may issue any of such shares in physical form at its sole discretion.

 (k)

Waiver.  The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

3.04

Dissenting Shares.  Anything contained in this Agreement or elsewhere to the contrary notwithstanding, any holder of an outstanding BNB Common Share that seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL shall thereafter have only such rights (and shall have such obligations) as are provided therein, and the Surviving Corporation shall be required to deliver only such cash payments to which the Dissenting Shares are entitled pursuant to Section 1701.85 of the OGCL.  If any holder of Dissenting Shares shall forfeit such right to payment of the fair value under Section 1701.85 of the OGCL, each holder’s Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest.

ARTICLE IV

Actions Pending Consummation of Merger

4.01

Forbearances of BNB.  From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or required by an applicable Regulatory Order, without the prior written consent of LCNB, BNB shall not, and shall cause BNB Bank not to:

(a)

Ordinary Course.  Conduct the business of BNB and BNB Bank other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect

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 upon BNB’s ability to perform any of its material obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority or by any applicable Regulatory Order.

(b)

Capital Stock.   (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional BNB Common Shares, other capital stock of BNB or any Rights, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional BNB Common Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization.

(c)

Dividends; distributions; adjustment.  (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than dividends from BNB Bank to BNB, except that BNB may pay cash dividends (A) for the fourth quarter of 2014 not to exceed, in the aggregate, $70,000, and (B) in the event the Closing shall not have occurred prior to the record date for LCNB’s second quarter dividend, a dividend immediately prior to the Effective Time,  in an amount equal to its semiannual dividend paid in June of 2014, provided that (1) the delay in the Closing is not due to any action or inaction on the part of BNB and (2) BNB has sufficient earnings to support the dividend, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d)

Compensation; Employment Agreements.  Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of BNB or BNB Bank, hire or engage any full-time employee or consultant, other than as replacements for positions existing on the date hereof, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments), except for customary Holiday bonuses consistent with past practices described on Section 4.01(d) of BNB’s Disclosure Schedule and changes that are required by applicable law.

(e)

Benefit Plans.  Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by applicable law, (ii) as contemplated by this Agreement or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, phantom stock, stock purchase, savings, profit sharing, deferred compensation, change in control, salary continuation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of BNB or BNB Bank, or take any action to accelerate the payment of benefits or the vesting or exercisability of stock options, restricted stock, phantom stock or other compensation or benefits payable thereunder.

(f)

Dispositions.  Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary and usual course of business for full and fair consideration actually received.

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(g)

Acquisitions.  Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other Person.

(h)

Governing Documents.  Amend the BNB Articles, the BNB Regulations or the articles of association or bylaws of BNB Bank.

(i)

Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

(j)

Material Contracts.  Except as disclosed on Section 4.01(j) of BNB’s Disclosure Schedule, enter into any new contract or agreement that would otherwise be required to be disclosed under Section 5.03(k), or terminate any Material Contract or amend, modify, renew or extend in any material respect any of its existing Material Contracts.

(k)

Claims.  Settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $25,000 or in the aggregate not to exceed $50,000 for all such settlements.

(l)

Adverse Actions.  Take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority.

(m)

Risk Management.  Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

(n)

Borrowings.  Borrow or agree to borrow any funds, including but not limited to pursuant to repurchase transactions, or directly or indirectly guarantee or agree to guarantee any obligations of any other Person, except in each case in the ordinary course of business and with a final maturity of less than one year.

(o)

Indirect Loans; Participations.  (i) Except as disclosed on Section 4.01(o) of BNB’s Disclosure Schedule, make or purchase any indirect or brokered loans, or (ii) purchase from or sell to any financial institution or other non-depository lender an interest in a loan and/or other type of credit facility, except for such credit facilities made to borrowers in BNB Bank’s

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Territory which are secured by collateral located in the BNB Bank’s Territory in the ordinary course and consistent with past practices.

(p)

Capital Expenditures.  Make any capital expenditure or capital addition or improvement which individually exceeds $10,000 or in the aggregate exceed $30,000.

(q)

Lending.  Except for the pending transactions and oral commitments set forth on Section 4.01(q) of BNB’s Disclosure Schedule, (i) establish any new lending programs or make any changes in the policies of BNB Bank concerning Persons authorized to approve loans; (ii) originate or issue a commitment to originate any loan (A) to a Person whose primary residence or principal place of business is located outside of BNB Bank’s Territory, or (B) secured by collateral located outside of BNB Bank’s Territory; (iii) originate or issue a commitment to originate any loan in a principal amount in excess of $500,000; or (iii) materially modify, change or amend any loan or any documents or agreements or collateral related thereto except as required by law or requested by a Regulatory Authority.

(r)

 Taxes.  (i) Fail to prepare or file or cause to be prepared or filed in a timely manner consistent with past practice all material Tax Returns that are required to be filed (with extensions) at or before the Effective Time; (ii) fail to timely pay any Tax due (whether or not required to be shown on any such Tax Returns); or (iii) make, change or revoke any Tax election or Tax accounting method, file any amended Tax return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return).

(s)

Offices and Facilities.  (i) Open, close or relocate any offices at which business is conducted (including any ATMs); or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

(t)

Interest Rates.  Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with rates prevailing in the relevant market.

(u)

Investment Securities Portfolio. Restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements, except in each case as required by law or requested by a Regulatory Authority.

(v)

Foreclosures.  Foreclose upon or otherwise cause BNB Bank to take title to or possession or control of any real property or entity thereon without first obtaining a Phase I thereon which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single-family residential real property of one acre or less to be foreclosed upon unless BNB or BNB Bank has reason to believe such real property may contain any such Hazardous Material.

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(w)

Deposit Liabilities.  Cause any material change in the amount or general composition of deposit liabilities.

(x)

Commitments.  Agree or commit to do any of the foregoing.

ARTICLE V

Representations and Warranties

5.01

Disclosure Schedules.  On or prior to the date hereof, BNB delivered to LCNB a schedule, and LCNB delivered to BNB a schedule (each respectively, its “Disclosure Schedule”), setting forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof, as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV or Article VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation.

5.02

Standard.  No party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have, a Material Adverse Effect.

5.03

Representations and Warranties of BNB.  Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, BNB hereby represents and warrants to LCNB that the following are true and correct:

(a)

Organization, Standing and Authority.

(i)

BNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.  The foreign jurisdictions in which BNB conducts business are set forth in the BNB Disclosure Schedule.  BNB is registered as a bank holding company under the BHCA.

(ii)

BNB Bank is a national banking association duly organized and validly existing under the laws of the United States, and has all the requisite power and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b)

Capital Structure of BNB.  As of the date of this Agreement, the authorized capital stock of BNB consists solely of 500,000 BNB Common Shares, of which

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279,426 shares are outstanding and no shares are subject to options.  As of the date of this Agreement, no shares of Treasury Stock were held by BNB or otherwise owned by BNB or BNB Bank.  The outstanding BNB Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights.  As of the date hereof, except as set forth in its Disclosure Schedule: (A) there are no BNB Common Shares authorized and reserved for issuance, and (B) BNB does not have any commitment to authorize, issue or sell any BNB Common Shares or Rights.  As of the date hereof, BNB does not have any Rights issued or outstanding with respect to BNB Common Shares.

(c)

Subsidiaries.

(i)(A)

BNB Bank is the only Subsidiary of BNB, (B) BNB owns all of the issued and outstanding equity securities of BNB Bank, (C) no equity securities of BNB Bank are or may become required to be issued (other than to BNB) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which BNB Bank is or may be bound to sell or otherwise transfer any equity securities of BNB Bank (other than to BNB), (E) there are no contracts, commitments, understandings, or arrangements relating to BNB’s rights to vote or to dispose of such securities and (F) all of the equity securities of BNB Bank held by BNB are fully paid and nonassessable and are owned by BNB free and clear of any Liens.

(ii)

Except as Previously Disclosed, neither BNB nor BNB Bank own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than BNB Bank.

(d)

Corporate Power.  Each of BNB and BNB Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets.  BNB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, subject to certain required approvals of BNB’s shareholders (the “BNB Shareholder Adoption”) and applicable Regulatory Authorities and BNB Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement subject to the approval of this Agreement and the transactions contemplated hereby by applicable Regulatory Authorities.

(e)

Corporate Authority; Authorized and Effective Agreement.  Subject to the BNB Shareholder Adoption, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of BNB and the BNB Board prior to the date of this Agreement.  The Agreement to Merge, when executed by BNB Bank, shall have been approved by the board of directors of BNB Bank and by BNB, as the sole shareholder of BNB Bank.  This Agreement is a valid and legally binding obligation of BNB, enforceable against BNB in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

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(f)

Regulatory Approvals; No Defaults.

(i)

No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by BNB or BNB Bank in connection with the execution, delivery or performance by BNB of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filing of applications, notices and the Agreement to Merge, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) the filing with the SEC and declaration of effectiveness of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act including the proxy statement/prospectus relating to the meeting, including any adjournments or postponements thereof, of BNB shareholders, (C) BNB Shareholder Adoption, (D) the filing of the certificate of merger with the OSS pursuant to the OGCL, and (E) the receipt of the approvals set forth in Section 7.01(b).

(ii)

As of the date hereof, BNB is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(iii)

Subject to consents and approvals noted in Section 5.03(f)(i) and the expiration of related regulatory waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of BNB or of BNB Bank or to which BNB or BNB Bank or their properties are subject or bound, (B) constitute a breach or violation of, or a default under, the BNB Articles or the BNB Regulations or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g)

Financial Statements; Material Adverse Effect; Internal Controls.

(i)

BNB has delivered or will deliver to LCNB (a) unaudited consolidated financial statements for each of the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively, consisting of consolidated balance sheets and the related consolidated statements of income and shareholders’ equity and cash flows for the fiscal years ended on such date, (b) unaudited consolidated financial statements for the interim period ended September 30, 2014 and each subsequent quarter thereafter, consisting of balance sheets and the related statements of income, and (c) unaudited monthly financial statements for September 30, 2014 and each subsequent month thereafter, consisting of balance sheets and the related statements of income (collectively, “BNB’s Financial Statements”).  Except for the effect of the failure to properly report unrealized gains and losses in other comprehensive income as set forth on Section 5.03(g)(i) of BNB’s Disclosure Schedule, BNB’s Financial Statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with

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generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of BNB as of the dates thereof and the results of operations and cash flows for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of notes thereto.  Except as set forth in BNB’s Financial Statements, BNB and BNB Bank have no liabilities or obligations as of the date hereof.

(ii)

Since September 30, 2014, BNB and BNB Bank have not incurred any material liability not disclosed in BNB’s Financial Statements.

(iii)

Since September 30, 2014, (A) BNB and BNB Bank have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to have a Material Adverse Effect with respect to BNB or BNB Bank.

(iv)

Management of BNB has established and maintains a system of internal accounting controls that it reasonably believes is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of BNB and BNB Bank; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and that receipts and expenditures of BNB and BNB Bank are being made only in accordance with authorizations of management and directors of BNB and BNB Bank; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of BNB and BNB Bank that could have a material effect on the financial statements.  Management of BNB has evaluated the effectiveness of BNB’s and BNB Bank’s internal controls over financial reporting as of the end of the periods covered by BNB’s Financial Statements and, based on such evaluations, has Previously Disclosed to LCNB (A) all significant deficiencies and material weaknesses in the design or operation of the internal controls over financial reporting which management of BNB Bank believes is reasonably likely to adversely affect BNB’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees of BNB or BNB Bank.  BNB has provided to LCNB access to all documentation related to BNB’s internal control over financial reporting.  Since September 30, 2014, neither BNB, BNB Bank nor any director, officer, employee, auditor, accountant or representative of BNB or BNB Bank has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of BNB or BNB Bank or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that BNB or BNB Bank has engaged in questionable accounting or auditing practices.

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(h)

Litigation.  No litigation, claim or other proceeding before any court or governmental agency is pending against BNB or BNB Bank and, to BNB’s Knowledge, no such litigation, claim or other proceeding has been threatened.  There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against BNB or BNB Bank.

(i)

Regulatory Matters.

(i)

Neither BNB nor BNB Bank nor any of their respective properties is a party to or is subject to any order, decree, formal or informal agreement, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OCC, the FDIC and the FRB) or the supervision or regulation of it or BNB Bank (collectively, the “Regulatory Authorities”).

(ii)

Neither BNB nor BNB Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Regulatory Order.

(j)

Compliance with Laws.  Each of BNB and BNB Bank: (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto; (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to BNB’s Knowledge, no suspension or cancellation of any of them is threatened; and (iii) has not received any notification or communication from any Governmental Authority (A) asserting that BNB or BNB Bank is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to BNB’s Knowledge, do any grounds for any of the foregoing exist).

(k)

Material Contracts; Defaults.

(i)

Except as set forth in BNB’s Disclosure Schedule listed under Section 5.03(k), neither BNB nor BNB Bank is not a party to or is bound by any contract or agreement (whether written or verbal) of the following types as of the date of this Agreement, and no such contract or agreement is presently being negotiated or discussed:

(A)

any contract involving commitments to others to make capital expenditures or purchases or sales in excess of $5,000 in any one case or $15,000 in the aggregate in any period of 12 consecutive months;

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(B)

any contract relating to any direct or indirect indebtedness of BNB or BNB Bank for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $10,000 in any one case or $50,000 in the aggregate in any period of 12 consecutive months;

(C)

any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of BNB or BNB Bank;

(D)

any contract containing covenants limiting the freedom of BNB or BNB Bank to compete in any line of business or with any Person or in any area or territory;

(E)

any partnership, joint venture, limited liability company arrangement or other similar agreement;

(F)

any profit sharing, phantom stock award, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of BNB’s or BNB Bank’s current or former directors, officers, employees or consultants;

(G)

any license agreement, either as licensor or licensee, or any other contract of any type relating to any intellectual property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement;

(H)

any contract with an insider of BNB or BNB Bank or any arrangement under which BNB or BNB Bank has advanced or loaned any amount to any of their respective insiders or immediate family member of any insider (the terms “insider” and “immediate family member” have the meanings given to them under Regulation O (12 C.F.R. Part 215) as promulgated by the FRB);

(I)

any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor;

(J)

other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of BNB or BNB Bank;

(K)

any contract that requires the payment of royalties;

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(L)

any contract pursuant to which BNB or BNB Bank has any obligation to share revenues or profits derived from BNB or BNB Bank with any other Person;

(M)

any contract between (i) BNB or BNB Bank, on the one hand, and any officer, director, employee or consultant of BNB or BNB Bank, on the other hand, and (ii) BNB or BNB Bank, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of BNB or BNB Bank, on the other hand; and

(O)

any other legally binding contract not of the type covered by any of the other items of this Section 5.03(k) involving money or property and having an obligation in excess of $10,000 in the aggregate in any period of 12 consecutive months or which is otherwise not in the ordinary and usual course of business.

(ii)

“Material Contracts” shall mean those contracts on BNB’s Disclosure Schedule listed under Section 5.03(k).  True, complete and correct copies of all of the Material Contracts have been made available to LCNB.  All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to BNB or BNB Bank, as the case may be, and (B) to the Knowledge of BNB, as to the other parties to such Material Contracts.  Except as disclosed in BNB’s Disclosure Schedule, BNB and/or BNB Bank, as applicable, and to the Knowledge of BNB, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts.  Neither BNB nor BNB Bank, and to the Knowledge of BNB, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither BNB nor BNB Bank, and to the Knowledge of BNB, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed.  Neither BNB nor BNB Bank has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of BNB, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.

(l)

Brokerage and Finder’s Fees.  Except as Previously Disclosed, neither BNB nor BNB Bank has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(m)

Employee Benefit Plans.

(i)

Section 5.03(m)(i) of BNB’s Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans,

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employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements, whether written or unwritten, that are currently effective or were in effect at any time in the previous five years, established or maintained by BNB, BNB Bank or an ERISA Affiliate in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of BNB or BNB Bank or any ERISA Affiliate participates, sponsors or contributes, or under which BNB or BNB Bank or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”).  Neither BNB nor BNB Bank nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.  No Compensation and Benefit Plan holds any BNB Common Shares.

(ii)

Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder. There is no pending or, to the Knowledge of BNB, threatened legal action, suit, claim, Department of Labor audit or IRS audit relating to the Compensation and Benefit Plans (other than routine claims for benefits under Compensation and Benefit Plans).  Neither BNB nor BNB Bank nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject BNB or BNB Bank or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(iii)

None of the Compensation and Benefit Plans is subject to Title IV of ERISA as  (A) a “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by BNB or BNB Bank, or any other entity (an “ERISA Affiliate”) which is considered one employer with BNB or BNB Bank under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an “ERISA Affiliate Plan”), or  (B) a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA. None of the Compensation and Benefit Plans could be subject to Section 413(b) or (c) of the Code.

(iv)

Except as described in Section 5.03(m)(iv) of BNB’s Disclosure Schedule, neither BNB nor BNB Bank has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code (or similar state laws requiring post-employment health contribution coverage or conversion privileges), and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder.

(v)

With respect to each Compensation and Benefit Plan, if applicable, BNB has provided or made available to LCNB, true and complete copies of existing (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit

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obligation that is not otherwise in writing, and all board actions approving the same, (B) trust instruments and insurance contracts, including renewal notices, and (C) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan.

(vi)

Except as described in Section 5.03(m)(vi) of BNB’s Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(vii)

None of the Compensation and Benefit Plans would obligate BNB, BNB Bank or an ERISA Affiliate, due to the consummation of the transactions contemplated by this Agreement, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), to make a payment that could be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) on a consolidated basis or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder.

(n)

Labor Matters.  Neither BNB nor BNB Bank is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is BNB or BNB Bank the subject of a proceeding asserting that either has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel BNB or BNB Bank to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving BNB or BNB Bank pending or, to BNB’s Knowledge, threatened, nor is BNB aware of any activity involving BNB’s or BNB Bank’s employees seeking to certify a collective bargaining unit or engaging in other organizational activity.  BNB and BNB Bank are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(o)

Takeover Laws.  BNB has taken all action required to be taken by BNB in order to exempt this Agreement  and the transactions contemplated hereby and thereby from, and this Agreement  and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of the State of Ohio (“Takeover Laws”); and (ii) any applicable provisions of the BNB Articles, the BNB Regulations and/or the governing documents of BNB Bank.

(p)

Environmental Matters.  Neither the conduct nor the operation of BNB or BNB Bank nor any condition of any property presently or, to BNB’s Knowledge, previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency

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capacity) violates or violated Environmental Laws and, to BNB’s Knowledge, no condition exists or has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in material liability under Environmental Laws.  Neither BNB nor BNB Bank has received any notice from any Person during the last five (5) years that BNB or BNB Bank or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have a liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(q)

Tax Matters.

(i)(A)

All Tax Returns that were or are required to be filed by or with respect to BNB and BNB Bank have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of BNB or BNB Bank.  BNB has made available to LCNB true and correct copies of the United States federal income Tax Returns filed by BNB and BNB Bank for each of the three most recent fiscal years.  Neither BNB nor BNB Bank has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in BNB’s Financial Statements or that have arisen in the ordinary and usual course of business since September 30, 2014.  To BNB’s Knowledge, the accruals and reserves for Taxes reflected in BNB’s Financial Statements are adequate for the periods covered.  There are no Liens for Taxes upon the assets of BNB or BNB Bank other than Liens for current Taxes not yet due and payable.

(ii)

No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(iii)

BNB and BNB Bank have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected.

(iv)

No claim has ever been made by any Governmental Authority in a jurisdiction where BNB or BNB Bank do not file Tax Returns that BNB or BNB Bank is or may be subject to taxation by that jurisdiction nor is there any factual basis for any such claim.

(v)

Neither BNB nor BNB Bank has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority.

(vi)

Neither BNB nor BNB Bank has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2008.  No Tax audit or administrative or judicial Tax proceedings of any Governmental

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Authority are pending or being conducted with respect to BNB or BNB Bank and, to the Knowledge of BNB, no such audit or other proceeding has been threatened.  No Governmental Authority has asserted, is now asserting, or, to the Knowledge of BNB, is threatening to assert against BNB or BNB Bank any deficiency or claim for additional Taxes.

(vii)

Except as Previously Disclosed, neither BNB nor BNB Bank (A) is a party to any Tax allocation or sharing agreement, (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which BNB is or was the common parent corporation (the “BNB Group”), or (C) has any liability for the Taxes of any person (other than members of the BNB Group) as a transferee or successor, by contract, or otherwise.

(viii)

Except as Previously Disclosed, neither BNB nor BNB Bank has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested.

(ix)

Neither BNB nor BNB Bank has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

(x)

There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which BNB or BNB Bank is a party that could be treated as a partnership for Tax purposes.

(xi)

Neither BNB nor BNB Bank is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code.

(xii)

None of the assets of the Bank are “tax exempt use property” or “tax exempt bond financed property” within the meaning of Section 168 of the Code and the Bank is not a party to a “long-term contract” within the meaning of Section 460 of the Code.

(xiii)

BNB has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(r)

Risk Management Instruments.  Neither BNB nor BNB Bank is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements.

(s)

Books and Records.  The books of account, minute books, stock record books, and other records of BNB and BNB Bank, all of which have been made available to LCNB, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the

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transactions and dispositions of the assets of BNB and BNB Bank, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences.  The minute books of BNB and BNB Bank contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the BNB Board and board of directors of BNB Bank, and committees of the BNB Board and board of directors of BNB Bank, and no meeting of any such shareholders, BNB Board and board of directors of BNB Bank, or committee has been held for which minutes have been prepared and are not contained in such minute books.

(t)

Insurance.  Section 5.03(t) of BNB’s Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by BNB or BNB Bank.  BNB and BNB Bank are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices.  All such insurance policies are in full force and effect, BNB and BNB Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion and BNB and BNB Bank will cause to be filed in due and timely fashion any claims that have not yet been filed as of the date of this Agreement or which arise before the Effective Time of the Merger.

(u)

Title to Real Property and Assets.

(i)

Section 5.03(u) of BNB’s Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by BNB or BNB Bank.  BNB and BNB Bank have good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the BNB’s Financial Statements as being owned by BNB as of September 30, 2014, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) with respect to real property, such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iv) dispositions and encumbrances in the ordinary course of business.  Neither BNB nor BNB Bank is a lessee with respect to any real property.

(ii)

Except for the Parking Space Lease, neither BNB nor BNB Bank is a lessor with respect to any real property. The Parking Space Lease is valid, legally binding, in full force and effect and enforceable in accordance with its terms as to the BNB Bank and, to BNB’s Knowledge, as to the other party to the Parking Space Lease. There is not under the Parking Space Lease: (A) any material default by the BNB Bank or, to the Knowledge of BNB, any claim of default which with notice or lapse of time, or both, would constitute a default; or (B) any default or claim of default against BNB Bank, or any event of default or event which with notice or lapse of time, or both, would constitute a default. The consummation of the transactions contemplated hereby will not result in a breach or default under the Parking Space Lease.

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(iii)

All leases pursuant to which BNB or BNB Bank, as lessee, leases personal property (except for leases that have expired by their terms or that BNB or BNB Bank has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or the lessor.

 (v)

Loans; Certain Transactions.  Each loan reflected as an asset in the BNB’s Financial Statements as of September 30, 2014, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid and enforceable Liens which have been perfected in accordance with applicable law, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms.  No obligor under any of such loans has asserted any claim or defense with respect to the subject matter thereof.  Except as set forth on Section 5.03(v) of BNB’s Disclosure Schedule, BNB Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of BNB or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.  All loans and extensions of credit that have been made by BNB Bank and that are subject to 12 C.F.R. Part 31 and 12 C.F.R. Part 215, comply therewith.

(w)

Allowance for Loan Losses.  There is no loan which was made by BNB Bank and which is reflected as an asset of BNB or BNB Bank on BNB’s Financial Statements that (i) is 90 days or more delinquent, (ii) has been classified by examiners (regulatory or internal) or by management of BNB or BNB Bank as “substandard,” “doubtful,” “loss” or “special mention,” or (iii) has been identified by accountants or auditors (regulatory or internal) as having a significant risk of uncollectability.  The allowance for loan losses reflected on BNB’s Financial Statements was, as of each respective date, determined in accordance with generally accepted accounting principles consistently applied and in accordance with all rules and regulations applicable to BNB and BNB Bank and was, as of the respective date thereof, in the reasonable opinion of BNB’s and BNB Bank’s management, adequate in all material respects under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

(x)

Repurchase Agreements.  With respect to all agreements pursuant to which BNB or BNB Bank has purchased securities subject to an agreement to resell, if any, BNB or BNB Bank, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(y)

Investment Portfolio. All investment securities held by BNB or BNB Bank, as reflected in the BNB’s Financial Statements, are carried in accordance with generally accepted accounting principles and in a manner materially consistent with the applicable guidelines issued by the Regulatory Authorities. BNB or BNB Bank, as applicable, have good, valid and marketable title to all securities held by them, respectively, except securities held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the BNB’s

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Financial Statements and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of the BNB or BNB Bank.

(z)

Deposit Insurance. The deposit accounts of BNB Bank are insured by the FDIC to the fullest extent permitted by and in accordance with the FDIA, and BNB Bank has timely paid all assessments and filed all reports required by the FDIA. All interest has been properly accrued on the deposit accounts of BNB Bank, and BNB Bank’s records accurately reflect such accrual of interest. The deposit accounts of BNB Bank have been originated and administered in accordance with the terms of the respective governing documents. Neither BNB nor BNB Bank has received written notice of any loss or potential loss of any material business or customers related to the deposit accounts of BNB Bank.

(aa)

Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information.  BNB is not aware of, has not been advised in writing of, and has no reason to believe that any facts or circumstances exist, which would cause BNB or BNB Bank to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act.  BNB is not aware of any facts or circumstances that would cause BNB to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause BNB or BNB Bank to undertake any material remedial action.  The BNB Board (or, where appropriate, the board of directors of BNB Bank) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder, and BNB (or BNB Bank) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(bb)

CRA Compliance.  Neither BNB nor BNB Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and BNB Bank has received a CRA rating of satisfactory or better as a result of its most recent CRA examination.  Neither BNB nor BNB Bank has Knowledge of any fact or circumstance or set of facts or circumstances which could cause BNB or BNB Bank to receive notice of non-compliance with such provisions or cause the CRA rating of BNB Bank to fall below satisfactory.

(cc)

Related Party Transactions.  Except as set forth on Section 5.03(cc) of BNB’s Disclosure Schedule, neither BNB nor BNB Bank has entered into any transactions with any Affiliate of BNB or BNB Bank or any Affiliate of any director or officer of BNB or BNB Bank (collectively, the “Related Parties”). None of the Related Parties presently (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee,

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customer, distributor, sales agent, or supplier of BNB or BNB Bank; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that BNB or BNB Bank uses or the use of which is necessary for conduct of their business; (iii) has brought any action against, or owes any amount to, BNB or BNB Bank; or (iv) on behalf of BNB or BNB Bank, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of BNB or BNB Bank, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). Section 5.03(cc) of BNB’s Disclosure Schedule contains a complete list of all contracts between BNB, BNB Bank and any Related Party (collectively, the “Related Party Agreements”) entered into on or prior to the date of this Agreement or contemplated under this Agreement to be entered into before Closing (other than those contracts entered into after the date of this Agreement for which LCNB has given its prior written consent). The BNB Bank is not party to any transaction with any Related Party on other than arm’s-length terms.

(dd)

Prohibited Payments.  BNB and BNB Bank have not, directly or indirectly:  (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of BNB or BNB Bank for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office; or (iv) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the assets, business or operations of BNB or BNB Bank, which BNB or BNB Bank knows or has reason to believe have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

(ee)

Fairness Opinion.  The BNB Board has received the written opinion of Austin Associates, LLC, to the effect that, as of the date hereof, the Merger Consideration to be received by the BNB shareholders in the Merger is fair to the holders of BNB Common Shares from a financial point of view.

(ff)

Absence of Undisclosed Liabilities.  Neither BNB nor BNB Bank has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on BNB on a consolidated basis, except as disclosed in the BNB Financial Statements.

(gg)

Material Adverse Effect.  BNB has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since September 30, 2014, that has had or could reasonably be expected to have a Material Adverse Effect on BNB or BNB Bank.

(hh)

BNB Information.  The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material

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fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04

Representations and Warranties of LCNB.  Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a Section of its Disclosure Schedule corresponding to the relevant Section below, LCNB hereby represents and warrants to BNB that the following are true and correct:

(a)

Organization, Standing and Authority.

(i)

LCNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.  LCNB is duly qualified to do business and is in good standing any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.  LCNB is registered as a financial holding company under the BHCA.

(ii)

Bank is a national banking association duly organized and validly existing under the laws of the United States, and has all the requisite power and is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

 (b)

Capital Structure of LCNB.  As of September 30, 2014, the authorized capital stock of LCNB consists of 12,000,000 LCNB Common Shares, of which 9,305,208 shares are outstanding and 1,000,000 shares of preferred stock, without par value, none of which are outstanding.  The outstanding LCNB Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights.  As of September 30, 2014, LCNB has reserved the following number of LCNB Common Shares for issuance (i) 89,414 for stock options and (iii) 323,967 for its dividend reinvestment and stock purchase plan.  As of the date hereof, 753,627 LCNB Common Shares are held in treasury by LCNB.

(c)

Subsidiaries.

(i)(A)

Section 5.04(c) of LCNB’s Disclosure Schedule contains list of LCNB’s Subsidiaries, (B) LCNB owns all of the issued and outstanding equity securities of its Subsidiaries, (C) no equity securities of its Subsidiaries are or may become required to be issued (other than to LCNB) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of such Subsidiaries (other than to LCNB), (E) there are no contracts, commitments, understandings, or arrangements relating to LCNB’s rights to vote or to dispose of such securities and (F) all of the equity securities of the Subsidiaries held by LCNB are fully paid and nonassessable and are owned by LCNB free and clear of any Liens.

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(ii)

Except as Previously Disclosed, LCNB does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than the Subsidiaires.

(d)

Ownership of BNB Common Shares.  As of the date of this Agreement, LCNB and its Subsidiaries do not beneficially own any of the outstanding BNB Common Shares.

(e)

Corporate Power.  Each of LCNB and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.  Subject to the approval of this Agreement and the Merger by applicable Regulatory Authorities, LCNB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(f)

Corporate Authority; Authorized and Effective Agreement.  This Agreement and the transactions contemplated hereby, including the Merger, have been authorized by all necessary corporate action of LCNB and the LCNB Board prior to the date hereof.  The Agreement to Merge, when executed by Bank, shall have been approved by the board of directors of Bank and by LCNB, as the sole shareholder of Bank.  This Agreement is a valid and legally binding agreement of LCNB, enforceable against LCNB in accordance with its terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

(g)

SEC Reports.

(i)

LCNB has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith.

(ii)

An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by LCNB pursuant to the Securities Act or the Exchange Act prior to the date of this Agreement (the “SEC Reports”) is publicly available. No such SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any SEC Report filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be

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deemed to modify information as of an earlier date. As of their respective dates, all SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

(h)

Financial Statements; Material Adverse Effect; Internal Controls.

(i)

The financial statements of LCNB and its Subsidiaries included (or incorporated by reference) in LCNB’s SEC filings (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of LCNB and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of LCNB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of LCNB and its Subsidiaries have been maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.  As of the date hereof, BKD, LLP has not resigned (or informed LCNB that indicated it intends to resign) or been dismissed as independent public accountants of LCNB as a result of or in connection with any disagreements with LCNB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(ii)

Neither LCNB nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of LCNB included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since September 30, 2014, or (C) in connection with this Agreement and the transactions contemplated hereby.

(i)

Regulatory Matters.

(i)

Neither LCNB nor Bank nor any of their respective properties is a party to or is subject to a Regulatory Order from any Regulatory Authority.

(ii)

Neither LCNB nor Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission.

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(j)

Litigation.  Except as has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on LCNB, no litigation, claim or other proceeding before any court or governmental agency is pending against LCNB or Bank, to LCNB’s Knowledge, no such litigation, claim or other proceeding has been threatened, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against LCNB.

(k)

Compliance with Laws.  LCNB and each of its Subsidiaries have all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable law, except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on LCNB and, to the knowledge of LCNB, no suspension or cancellation of any such necessary license, franchise, permit or authorization has, prior to the date hereof, been threatened in writing. LCNB and each of its Subsidiaries have complied in all material respects with, and are not in default or violation in any material respect of, any applicable law relating to LCNB or any of its Subsidiaries.

(l)

Deposit Insurance. The deposit accounts of Bank are insured by the FDIC to the fullest extent permitted by and in accordance with the FDIA, and Bank has timely paid all assessments and filed all reports required by the FDIA. All interest has been properly accrued on the deposit accounts of Bank, and Bank’s records accurately reflect such accrual of interest. Except as Previously Disclosed, the deposit accounts of Bank have been originated and administered in accordance with the terms of the respective governing documents. Neither LCNB nor Bank has received written notice of any loss or potential loss of any material business or customers related to the deposit accounts of Bank.

(m)

Absence of Undisclosed Liabilities.  Neither LCNB nor its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on LCNB on a consolidated basis, except as disclosed in the SEC Reports.

(n)

Regulatory Approvals; No Defaults.

(i)

No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by LCNB or any of its Subsidiaries in connection with the execution, delivery or performance by LCNB of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Agreement to Merge, as applicable, with the federal and state banking authorities to approve the transactions contemplated by this Agreement; (B) the filing of the Registration Statement, (C) BNB Shareholder Adoption, (D) the filing of the certificate of merger with the OSS pursuant to the OGCL; and (E) receipt of the approvals set forth in Section 7.01(b).

(ii)

As of the date hereof, LCNB is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

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(iii)

Subject to the consents and approvals noted in Section 5.03(n)(i) and the expiration of related regulatory waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) result in a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of LCNB or of any of its Subsidiaries or to which LCNB or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the LCNB Articles or LCNB Regulations, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(o)

Brokerage and Finder’s Fees.  Except as Previously Disclosed, neither LCNB nor its Subsidiaries has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(p)

Takeover Laws.  LCNB has taken all action required to be taken by LCNB in order to exempt this Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any Takeover Laws, and (ii) any applicable provisions of the LCNB Articles, the LCNB Regulations and/or the governing documents of the Bank.

(q)

Tax Treatment of Merger.  As of the date of this Agreement, LCNB is not aware of any fact or state of affairs relating to LCNB that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code.

(r)

LCNB Information.  The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

ARTICLE VI

Covenants

6.01

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each of BNB and LCNB shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02

Shareholder Approval.  BNB, in consultation with LCNB, shall take, in accordance with applicable law and the BNB Articles and the BNB Regulations, all actions necessary to convene an appropriate meeting of its shareholders as soon as practicable after the Registration Statement relating to this transaction has been declared effective by the SEC and

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 under all applicable state securities laws, to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by the BNB shareholders for consummation of the Parent Merger (including any adjournment or postponement, the “BNB Meeting”), as promptly as practicable after the date hereof.   The BNB Board will recommend approval of this Agreement to the other shareholders of BNB, subject only to such director’s fiduciary obligations, and will use their best efforts to obtain the necessary approvals by the shareholders of this Agreement and the transactions contemplated hereby.

6.03

 Registration Statement; Proxy Statement/Prospectus.

(a)

LCNB will prepare and file a Registration Statement with the SEC to register a sufficient number of shares of LCNB Common Shares which the shareholders of BNB will receive pursuant to Section 3.01 at the Effective Time.  LCNB will use its best efforts to cause such Registration Statement to become effective.  LCNB and BNB agree that none of the information supplied or to be supplied by each of them for inclusion or incorporation by reference in (i) the Registration Statement, including the proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof, will, at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meeting of shareholders of BNB to be held in connection with the Merger, in either case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

LCNB and BNB each agree to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects to prepare the Proxy Statement/Prospectus for filing with the SEC and, when the Registration Statement is effective, for delivery to BNB shareholders.

(c)

If either party becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, that party shall promptly inform the other thereof and take the necessary steps to correct the Proxy Statement/Prospectus.

6.04

Press Releases.  Upon the execution of this Agreement, LCNB and BNB shall issue a joint press release regarding this Agreement and the transactions contemplated hereby, which joint press release shall be subject to the prior approval of LCNB and BNB.  Neither BNB nor LCNB will, without the prior approval of the other party, issue any other press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise may be required to be made by applicable law or regulation before such consent can be obtained.

6.05

Access; Information.

(a)

BNB shall afford, upon reasonable notice and subject to applicable laws relating to the exchange of information, LCNB and its Representatives, such access during

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normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and such other information as LCNB may reasonably request and, during such period, (i) shall furnish promptly to LCNB a copy of each material report, schedule and other document filed by it or BNB Bank pursuant to federal or state securities or banking laws, to the extent permitted by applicable law and regulations; and (ii) shall grant access to all other information concerning the business, properties and personnel of BNB or BNB Bank as LCNB may reasonably request.  BNB shall invite two Representatives of LCNB selected by LCNB from time to time to attend, solely as observers, all meetings of the BNB Board (and committees thereof) and BNB Bank board after the date of this Agreement; provided, however, that in no event shall such LCNB Representatives be invited to or permitted to attend any executive session of BNB’s or BNB Bank’s board or any meeting at which BNB reasonably determines that such attendance is inconsistent with the fiduciary obligations or confidentiality requirements of the BNB Board or BNB Bank board, as applicable.

(b)

Neither BNB nor LCNB will, nor shall either parties’ Representatives, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.16.

(c)

In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.  No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(d)

During the period from the date of this Agreement to the Effective Time, BNB shall deliver to LCNB the monthly and quarterly unaudited financial statements of BNB Bank prepared for its internal use and the report of condition and income of BNB Bank for each quarterly period completed prior to the Effective Date as the same shall become available.

6.06

Acquisition Proposals; Break Up Fee.

(a)

BNB shall not, and shall cause BNB Bank and the officers, directors, employees, advisors and other agents of BNB and BNB Bank not to, directly or indirectly, take any action to solicit or initiate inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, any Person, other than LCNB, relating to (i) any acquisition or purchase of all or substantially all of the assets of BNB and/or BNB Bank or (ii) any merger, consolidation or other business combination with BNB and/or BNB Bank (hereinafter collectively referred to as an “Acquisition Proposal”); provided, however, that nothing contained in this Section shall prohibit BNB from furnishing information to, or entering into discussion or negotiations with, any Person which makes an unsolicited Acquisition Proposal if and to the extent that (A) the BNB Board, after consultation with and based upon the advice of legal counsel, determines in good faith that such action is required to fulfill its

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fiduciary duties to the shareholders of BNB under applicable law and (B) before furnishing such information to, or entering into discussions or negotiations with, such Person, BNB provides immediate written notice to LCNB of such action, the identity of the bidder and the substance of such Acquisition Proposal.

(b)

In the event that BNB and/or BNB Bank either (i) after consultation with and based upon the advice of legal counsel, determines in good faith that pursuing such Acquisition Proposal and terminating this Agreement is required to fulfill its fiduciary duties to the shareholders of BNB under applicable law, or (ii) executes a definitive agreement in respect of an Acquisition Proposal, BNB shall pay to LCNB in immediately available funds the sum of $503,000 immediately after the earlier of (x) giving notice of (i) above, or (y) such execution.

6.07

Takeover Laws.  No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by the Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, the Takeover Law, as now or hereafter in effect.

6.08

Certain Policies.  Before the Effective Time, BNB shall, upon the request of LCNB, (i) modify and change its loan, investment portfolio, asset liability management and real estate valuation policies and practices (including, but not limited to, loan classifications and levels of reserves) so that such policies and practices may be applied on a basis that is consistent with those of LCNB and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any Tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that BNB shall not be obligated to take any such action pursuant to this Section 6.08 unless and until LCNB acknowledges that all conditions to its obligation to consummate the Merger have been satisfied (including, but not limited to, the receipt of the regulatory approvals required by Section 7.01(b)) and certifies to BNB that LCNB’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that LCNB is otherwise in material compliance with this Agreement; provided further, however, that BNB shall not be obligated to take any such action pursuant to this Section 6.08 if such action would be clearly inconsistent with generally accepted accounting principles and no such action will adversely impact the Merger Consideration to be paid hereunder.  BNB’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.08.

6.09

Regulatory Applications.

(a)

LCNB and BNB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to allow LCNB to prepare, submit and file all applications and requests for regulatory approval, to timely effect all filings and to obtain all consents, approvals and/or authorizations of all the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement.  In exercising the rights under this Section, each of the parties hereto agrees to act reasonably and as promptly as practicable.  LCNB agrees that it will consult with BNB with respect to the obtaining of all material consents, approvals, waivers

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and authorizations from the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and to keep BNB apprised of the status of material matters relating to obtainment of such consents, approvals, waivers and/or authorizations from the Regulatory Authorities.  BNB shall have the right to review in advance, subject to applicable laws relating to the exchange of Information, all material written information submitted to the Regulatory Authorities in connection with the transactions contemplated by this Agreement.  Notwithstanding the forgoing sentence, neither BNB nor BNB Bank shall have any right to review and/or inspect any proprietary information submitted by LCNB to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by LCNB in relation to such consents, approvals, waivers and/or authorizations from the Regulatory Authorities.

 (b)

BNB agrees, upon request, to furnish LCNB with all information concerning itself, BNB Bank, directors, officers and shareholders and such other matters as may be reasonably necessary, advisable and/or required in connection with any filing, notice or application made by or on behalf of LCNB or any of its Subsidiaries to any Regulatory Authority.

6.10

Employment Matters; Employee Benefits.

(a)

General.  It is understood and agreed that nothing in this Section 6.10 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give BNB or BNB Bank employees any rights other than as employees at will under applicable law, and BNB and BNB Bank employees shall not be deemed to be third-party beneficiaries of this Agreement.  Employees of BNB or BNB Bank who become employees of LCNB as a result of the Merger shall participate in either BNB’s Compensation and Benefit Plans (for so long as LCNB determines necessary or appropriate) or in the employee benefit plans sponsored by LCNB for LCNB’s employees (with credit for their years of service with BNB or BNB Bank for participation and vesting purposes under LCNB’s applicable plans, to the extent such plans permit), including credit for years of service and for seniority under the vacation program, but subject to the eligibility and other terms of such plans.  In addition, to the extent BNB employees participate in LCNB’s group health plan (instead of continued participation in BNB’s group health plan), LCNB agrees to waive all restrictions and limitations for pre-existing conditions under LCNB’s group health plan and applicable insurance policy to the extent that LCNB’s group health plan and insurance policy permit such waiver.

(b)

Employee Severance.  Subject to any applicable regulatory restrictions:

(i) LCNB shall pay to each employee of BNB and/or BNB Bank, who (A) is not subject to an existing contract providing for severance and/or a change in control payment, (B) is an employee of BNB or BNB Bank immediately before the Effective Time, (C) has been an employee of BNB or BNB Bank for at least 12 months prior to the Effective Time, and (D) is not offered continued employment by LCNB or any of its Subsidiaries after the Effective Time, a severance amount equal to two weeks’ base pay multiplied by the number of whole years of service of such employee with BNB Bank, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment shall equal four weeks of base pay, and the maximum

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severance payment shall not exceed the lesser of (I) 26 weeks of base pay or (II) $20,000; provided, that the maximum severance payment under this Section 6.10(b)(i) for the executive officers listed on Section 6.10(b)(ii) of BNB’s Disclosure Schedule shall only be limited by 26 weeks of base pay. Such severance pay shall be paid in a lump sum within 45 days following termination, provided, that such employee has not been terminated for cause.  For any employee of BNB or BNB Bank participating in BNB or BNB Bank’s group health program at the Effective Time who is entitled to a severance payment, the employee will be able to purchase health insurance coverage for the employee and for any spouse or other dependent covered by BNB’s or BNB Bank’s group health program at the Effective Time, at the full premium rate for the entire COBRA period.

(ii)

In exchange for the severance pay described in this Subsection (i), terminated employees will be required to execute a final and binding general release in which the employee releases and waives any and all claims the employee may have against LCNB and Affiliates (other than any claims related to the right to receive such severance pay under Subsection (i) and/or the COBRA continuation health coverage the terminated employee is entitled to receive under applicable laws).

(c)

BNB Simple IRA Plan. BNB agrees to take reasonable actions, including, but not limited to, the adoption of a resolution by the Board of BNB, the adoption of an amendment to the Simple IRA Plan sponsored by BNB (the “Plan”) to modify, amend or terminate the Plan, pending the Closing, reasonably requested by LCNB, and to the coordinate with service professionals in connection with the Plan, including providing termination notification to participants.

6.11

Notification of Certain Matters.  BNB shall give prompt notice to LCNB of any fact, event or circumstance known to BNB that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to BNB or BNB Bank or (ii) would cause or constitute a material breach of any of BNB’s representations, warranties, covenants or agreements contained herein.

6.12

No Breaches of Representations and Warranties.  Between the date of this Agreement and the Effective Time, without the written consent of LCNB, BNB will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

6.13

Consents.  BNB shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

6.14

Insurance Coverage.  BNB shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

6.15

Correction of Information.  BNB shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete

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in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

6.16

Confidentiality.  Except for the use of information in connection with the Proxy Statement/Prospectus described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of BNB and LCNB pursuant to the terms of this Agreement shall be kept in strictest confidence and not used for any purpose other than a mutually acceptable transaction contemplated hereby; provided that, subsequent to the mailing of the Proxy Statement/Prospectus to the BNB shareholders, this Section 6.16 shall not apply to information included in the Proxy Statement/Prospectus to be sent to the shareholders of BNB under Section 6.03.  BNB and LCNB agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement.  BNB and LCNB agree to hold the Information in strictest confidence a shall not use such Information for any purpose other than a mutually acceptable transaction contemplated hereby and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of BNB or LCNB to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure, or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information.  In the event the transactions contemplated by this Agreement are not consummated, BNB and LCNB agree to return all copies of the Information (including all copies, summaries, memorandum thereof) provided to the other promptly and destroy all electronic copies of such Information.

6.17

Regulatory Matters.  LCNB, BNB and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, formal or informal agreement, memorandum of understanding or similar agreement by BNB or BNB Bank with, or a commitment letter, board resolution or similar submission by BNB or BNB Bank to, or supervisory letter from any Regulatory Authority to BNB or BNB Bank, to the satisfaction of such Regulatory Authority.

6.18

Indemnification.

(a)

For a period of three years after the Effective Time, LCNB shall indemnify each Person who served as a director or officer of BNB on or after the date of this Agreement and before the Effective Time, to the fullest extent provided by the BNB Articles and the BNB Regulations, from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person was a director or officer of BNB; provided, however, that any such indemnification shall be subject to compliance with the provisions of applicable state and federal laws.

(b)

Before the Effective Time, BNB shall purchase the one year extended reporting period following the Effective Date available under its existing policy of directors’ and officers’ and company liability insurance (“D&O Policy”).  In addition, BNB shall purchase any additional extension of the reporting period beyond one year from the Effective Date under its

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D&O Policy or purchase other comparable insurance for such term as may be available to it (“Extended D&O Policy”); provided, however, that BNB shall not expend, or commit to expend, more than 200% of its current annual premium under its D&O Policy to purchase such Extended D&O Policy, without first obtaining the written consent of LCNB.

6.19

Environmental Assessments. BNB hereby agrees to permit and LCNB may engage, at its expense, a qualified consultant, mutually agreeable to BNB and LCNB, to conduct a Phase I Environmental Site Assessment in accordance with the requirements of ASTM E1527-13 “Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process” (“Phase I”) of each parcel of real estate owned by BNB or BNB Bank, including real estate acquired by BNB Bank upon foreclosure.  LCNB shall perform any Phase I pursuant to this Section 6.19 at mutually agreeable times and in a manner so as to minimize any disruption of BNB’s and BNB Bank’s business operations but in any event shall complete any such Phase I within 60 days of the date of this Agreement or 30 days after taking title to any new real estate after the date of this Agreement.  Further, LCNB shall maintain or cause to be maintained commercially reasonable amounts of insurance in connection with any Phase I conducted pursuant to this Section 6.19 and any access to properties hereunder shall be at the sole risk of LCNB and, in connection therewith, LCNB agrees to indemnify and hold harmless BNB and BNB Bank with respect to any damages or losses resulting from or arising out of such access.  A full and complete copy of all Phase I reports prepared under this Section 6.19 shall be provided to BNB within five (5) days of receipt thereof by LCNB.

 6.20

NASDAQ Listing. LCNB shall cause the LCNB Common Shares to be issued in the Merger to be approved for listing on the NASDAQ – Capital Market Exchange as of the Effective Time.

6.21

Tax Treatment.  No party hereto shall take any action inconsistent with the treatment of the Merger as a “reorganization’ under Section 368(a) of the Code.

6.22

Financial Statements Audit. BNB shall cause, at its own expense, BKD, LLP to perform an audit of the consolidated financial statements of BNB for the fiscal year ended December 31, 2014, consisting of a consolidated balance sheet and the related consolidated statements of income and shareholders’ equity and cash flows in accordance with generally accepted accounting principles (the “Audit”).  BNB shall cause the Audit to be completed no later than February 15, 2015 and provide a copy of the Audit to LCNB upon completion.

ARTICLE VII
Conditions to Effect the Merger; Closing

7.01

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each of LCNB and BNB to consummate the Merger is subject to the fulfillment or written waiver by LCNB and BNB prior to the Effective Time of each of the following conditions:

(a)

Shareholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of BNB.

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(b)

Regulatory Approvals.  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the LCNB Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on LCNB and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the LCNB Board reasonably determines would either before or after the Effective Time be unduly burdensome.  For purposes of this Section 7.01(b), any regulatory approval that does not result in the termination of all outstanding Regulatory Orders applicable to BNB and/or BNB Bank, if any, prior to or at the Effective Time shall be deemed to have a Material Adverse Effect on LCNB and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger.

(c)

No Injunction.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

7.02

Conditions to Obligation of BNB.  The obligation of BNB to consummate the Merger is also subject to the fulfillment or written waiver by BNB prior to the Effective Time of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of LCNB set forth in this Agreement shall be true and correct, subject to Section 5.02,  as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and BNB shall have received a certificate, dated the Effective Date, signed on behalf of LCNB, by the chief executive officer of LCNB to such effect.

(b)

Performance of Obligations of LCNB.  LCNB shall have performed in all material respects all obligations required to be performed by LCNB under this Agreement at or prior to the Effective Time, and BNB shall have received a certificate, dated the Effective Date, signed on behalf of LCNB by the chief executive officer of LCNB to such effect.

7.03

Conditions to Obligation of LCNB.  The obligation of LCNB to consummate the Merger is also subject to the fulfillment or written waiver by LCNB prior to the Effective Time of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of BNB set forth in this Agreement shall be true and correct, subject to Section 5.02,  as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and LCNB shall have

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received a certificate, dated the Effective Date, signed on behalf of BNB, by the president of BNB to such effect.

(b)

Performance of Obligations of BNB.  BNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and LCNB shall have received a certificate, dated the Effective Date, signed on behalf of BNB by the president of BNB to such effect.

(c)

Consents.  BNB shall have obtained the consent or approval of each person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in LCNB’s reasonable estimate have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation.

(d)

FIRPTA Certification.  LCNB shall have received a statement executed on behalf of BNB, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (and complying with Treasury Regulations Section 1.897-2(h)) in a form reasonably acceptable to LCNB certifying that the BNB Common Shares do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder.

(e)

Dissenting Shares.  The holders of not more than five percent of the outstanding BNB Common Shares shall have perfected their dissenters’ rights under Section 1701.84 of the OGCL in connection with the transactions contemplated by this Agreement.

(f)

Real Estate.  There shall have been no condemnation, eminent domain or similar proceedings commenced or threatened in writing by any Government Authority with respect to any real estate owned by BNB or BNB Bank, including real estate acquired in connection with foreclosure.  Either (i) the results of each Phase I as reported shall be satisfactory to LCNB or (ii) any breach of the representations and warranties contained in Section 5.03(p) of this Agreement as disclosed in a Phase I report shall have been remedied by BNB or BNB Bank to the reasonable satisfaction of LCNB.

(g)

D&O Policy.  BNB shall have procured the D&O Policy in accordance with the terms and subject to the conditions of Section 6.18(b).

(h)

No Material Adverse Effect.  From the date of this Agreement, there shall not have occurred any event, circumstance or development that has had or could reasonably be expected to have a Material Adverse Effect on BNB.

7.04

Closing.  Subject to Article VII of this Agreement, the consummation of the transactions contemplated by this Agreement shall be held at the offices of Dinsmore & Shohl LLP in Columbus, Ohio on the Effective Date.

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ARTICLE VIII

Termination

8.01

Termination.  This Agreement may be terminated, and the Merger may be abandoned:

(a)

At any time prior to the Effective Time, by the mutual written consent of LCNB and BNB, if the board of directors of each so determines by vote of a majority of the members of its entire board.

(b)

At any time prior to the Effective Time, by LCNB or BNB upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of the entire board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, in the reasonable opinion of the non-breaching party, to result in a Material Adverse Effect.

(c)

 At any time prior to the Effective Time, by LCNB or BNB upon written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Parent Merger is not consummated by May 31, 2015, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

(d)

By BNB or LCNB upon written notice to the other party, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied or (ii) the BNB shareholders fail to adopt this Agreement and approve the Merger at the BNB Meeting.

(e)

Upon a payment made to LCNB in accordance with Section 6.06, this Agreement shall automatically terminate without further act or action by either BNB or LCNB.

(f)

By written notice of BNB to LCNB if, and only if, both of the following conditions are satisfied at any time during the five-day period commencing on the Determination Date, such termination to be effective on the tenth day following the Determination Date:

(i)

the LCNB Market Value on the Determination Date is less than the LCNB Market Price multiplied by 0.85; and

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(ii)

the number obtained by dividing the LCNB Market Value on the Determination Date by the LCNB Market Price shall be less than the Index Ratio minus 0.15;

Subject, however, to the following three sentences:  If BNB elects to exercise its termination right pursuant to this Section 8.01(f), it shall give prompt written notice thereof to LCNB.  During the five business day period commencing with LCNB receipt of such notice, LCNB shall have the option to increase the Exchange Ratio to equal a quotient, the numerator of which is equal to the product of the LCNB Market Price, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.15 and the denominator of which is equal to the LCNB Market Value on the Determination Date.  If within such five business day period, LCNB delivers written notice to BNB that it intends to proceed with the Parent Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies BNB of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 8.01(f), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified).

For purposes of this Section 8.01(f), the following terms shall have the meanings indicated below:

“Determination Date” shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

“Final Index Price” means the average of the daily closing value of the Index for the 20 consecutive trading days immediately preceding the Determination Date.

“Index” means the NASDAQ Bank Index or, if such Index is not available, such substitute or similar index as substantially replicates the NASDAQ Bank Index.

“Index Ratio” means the Final Index Price divided by the Initial Index Price.

“Initial Index Price” means $2,682.23, the closing value of the Index on December 26, 2014.

“LCNB Market Price” shall mean the average closing sale price of a LCNB Common Share on the NASDAQ Capital Market Exchange during the 20 consecutive trading days immediately preceding the date of this Agreement.

“LCNB Market Value” means, as of any specified date, the average closing sale price of a share of LCNB Common Shares as reported on the NASDAQ Capital Market Exchange for the 20 consecutive trading days immediately preceding such specified date.

8.02

Effect of Termination and Abandonment; Enforcement of Agreement.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 6.06 and Section 9.01 and (ii) that termination

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will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.  Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the non-breaching party is entitled by law or in equity.

ARTICLE IX

Miscellaneous

9.01

Survival.  No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.10 and 6.18 and this Article IX, which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 6.05(c), 6.16, 8.02 and this Article IX, which shall survive such termination).

9.02

Waiver; Amendment.  Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the BNB Meeting, this Agreement may not be amended if it would violate the OGCL.

9.03

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall constitute an original, but all of which together shall constitute but one instrument.  Signatures transmitted by facsimile shall have the same effect as original signatures.

9.04

Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within the State of Ohio.

9.05

Expenses.  Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

9.06

Notices.  All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

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If to BNB, to:	BNB Bancorp, Inc. 225 W. Upper Lewisburg Salem Road Brookville, Ohio 45309 Attention: Carolyn Haney
With a copy to:	Shumaker, Loop & Kendrick, LLP 1000 Jackson Street Toledo, Ohio 43604 Attention: Martin D. Werner, Esq
If to LCNB, to:	LCNB, Corp. 2 North Broadway P.O. Box 59 Lebanon, Ohio 45036-0059 Facsimile No.: (513) 933-5262 Attention: Stephen P. Wilson, Chairman & CEO
With a copy to:	Dinsmore & Shohl LLP 255 E. Fifth Street Suite 1900 Cincinnati, Ohio 45202 Facsimile No.: (513) 977-8141 Attention: Susan B. Zaunbrecher, Esq.

9.07

Entire Understanding; No Third Party Beneficiaries.  This Agreement and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made.  Nothing in this Agreement, whether express or implied, is intended to confer upon any Person, other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08

Interpretation; Effect.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

9.09

Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

9.10

Successors and Assigns; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided,

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however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

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AGREEMENT AND PLAN OF MERGER

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BNB BANCORP, INC.

By /s/ Roger L. Moler

      Roger L. Moler, President & CEO

LCNB CORP.

By /s/ Stephen P. Wilson

      Stephen P. Wilson, Chairman & CEO

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